Exhibit 99.2
Second Quarter 2009 Results ALTRA HOLDING, INC. August 4, 2009 11:00 AM EDT Dial In Number 877-302-0756 Domestic 502-719-4487 International Replay Number Through August 11, 2009 800-752-3416 Domestic 712-432-9141 International

Safe Harbor Statement Forward Looking Statements All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the U.S. and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) fluctuations in the costs of raw materials used in our products, (8) product liability claims, (9) work stoppages and other labor issues, (10) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (11) loss of key management and other personnel, (12) changes in pension and retirement liabilities, (13) the ability to achieve business plans, including with respect to an uncertain economic environment, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers,(15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with the global recession and volatility and disruption in the global financial markets, (20) our ability to complete cost reduction actions and risks associated with such actions, and (21) other risks, uncertainties and other factors described in the company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Altra Holdings, Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. 1

2nd Quarter: Operating cash flow of $16.2 million as compared to $2.7 million in the prior year second quarter Increased cash position $11.5 million, an increase of 22.1%, since year-end Decreased net working capital (accounts receivable + inventory - accounts payable) by $13.1 million during the quarter. Inventory reduction of $19.0 million since year end Recurring income from operations decreased from $22.1 million to $8.0 Paid down nearly $15 million of debt Summary Financial Results 2

$60 Million Cost Reduction Target Payroll Related Expenses Site Consolidations Procurement and Other Cost Reductions Permanent savings estimated to be $10 - $12 million 3

Business Environment Net sales decreased approximately 33.4% from $167.9 million to $111.9 million Currency unfavorable by approximately 500 bps Market downturn is very broad based Continue strategic growth initiatives ISM PMI improved for seventh month in a row Distributor destocking expected to abate in 2nd half 4

2nd Quarter 2009 Financial Highlights 5

2nd Quarter 2009 Recurring Net Income 2nd Quarter 2009 Recurring Net Income 6

Free Cash Flow 7

Q2 2009 Debt Reduction & Working Capital 8

Balance Sheet Highlights 9

YTD Highlights 10

YTD Recurring Net Income 11

Revised 2009E Outlook $435 - $450 Million in sales $0.15 - $0.25 Diluted earnings per share $6.0 - $8.0 Million in capital expenditures $21.5 - $22.5 Million in depreciation and amortization $25 - $26 Million in interest expense, net 12

As used in this news release and the accompanying slides posted on the company's website, non-GAAP recurring diluted earnings per share, non-GAAP recurring income from operations and non-GAAP recurring net income are each calculated using either net income from continuing operations or income from continuing operations that excludes premiums, discounts and interest expense associated with the extinguishment of debt, other post employment benefit plan settlement gains, restructuring costs, inventory adjustments due to the economic downturn and other income or charges that management does not consider to be directly related to the company's core operating performance. Non-GAAP recurring diluted earnings per share is calculated by dividing non-GAAP recurring net income by GAAP weighted average shares outstanding (diluted). As used in this news release and the accompanying slides posted on the company's website, non-GAAP free cash flow is calculated as cash flow from operations less capital expenditures. Altra believes that the presentation of non-GAAP recurring net income, non-GAAP recurring income from operations, non-GAAP recurring diluted earnings per share and free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. 13 Discussion of Non-GAAP Measures